UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 11, 2008
AFC Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective April 11, 2008, the Board of Directors of AFC Enterprises, Inc. (the “Company”) approved Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Bylaws of the Company (as amended, the “Bylaws”). The Amendment added advance notice provisions to Sections 2.10 and 2.11 of the Bylaws relating to shareholder proposals and director nominations, pursuant to which shareholders wishing to present a proposal or nomination at a meeting of the shareholders of the Company (whether or not such proposal or nomination is, or is required to be, included in the Company’s proxy statement pursuant to the federal proxy rules) must provide the Company timely notice and follow the other procedures contained in the amended Bylaws. In addition, certain conforming changes were made to Section 2.07 of the Bylaws.
          The Company’s 2008 annual meeting of shareholders is scheduled to be held on Wednesday, May 21, 2008, at the Hilton Garden Inn Perimeter in Atlanta, Georgia. Pursuant to the amended Bylaws, shareholders wishing to present a proposal or nomination at the annual meeting must submit the proposal in writing on or before April 26, 2008 in accordance with the amended Bylaws to AFC Enterprises, Inc., Attention: Corporate Secretary, 5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia 30342. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
          3.1 Bylaws of AFC Enterprises, Inc., as amended effective April 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: April 16, 2008	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel and Corporate Secretary